Exhibit 10.71

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease (“Fourth Amendment”) is entered into on August 20, 2013 (the “Execution Date”) and made effective as of February 20, 2014 (the “Effective Date”) by and between De Anza Enterprises, Ltd. (“Landlord”) and DURECT Corporation, a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant entered into that certain Modified Net Single Tenant Lease dated February 18, 1999 (the “Original Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord, certain premises located at 10240 Bubb Road, Cupertino, California as more particularly described in the Original Lease.

B.	Landlord and Tenant entered into that certain First Amendment to Lease dated as of February 18, 2004 (the “First Amendment”), that certain Second Amendment to Lease effective August 6, 2009 (the “Second Amendment”) and that certain Third Amendment to Lease effective December 21, 2010 (the “Third Amendment”). The Original Lease, the First Amendment, the Second Amendment and the Third Amendment are collectively referred to hereinafter as the “Lease”.

C.	Landlord and Tenant now desire to amend the Lease to extend the term for a sixty (60) month period commencing on February 20, 2014 and ending on February 19, 2019 (the “Extension Term”), to establish a rent for the Premises (as that term is defined in the Lease) and Service Yards (defined herein) for the Extension Term, and to provide for the payment by Tenant to Landlord of certain amounts constituting back rent for the Service Yards.

D.	Landlord and Tenant, concurrent with the execution of this Fourth Amendment, are executing a Settlement Agreement to resolve certain litigation between them (“Settlement Agreement”), and this Fourth Amendment is incorporated into the Settlement Agreement.

NOW THEREFORE in consideration of the foregoing and the mutual agreements set forth below, the parties agree as follows:

AGREEMENT

1.	Rent.

(i)	Commencing on the Effective Date, and during the Extension Term, the monthly rent payable by Tenant to Landlord for the Premises shall be sixty-six thousand, nine hundred thirty-one dollars ($66,931), which is a rate of two dollars and twenty-two cents ($2.22) per square foot per month, to be pro-rated for any fractional month in which the Effective Date, or the last day of the Extension Term, occurs. Any rent paid by Tenant attributed to any period of occupancy of the Premises prior to the Effective Date shall not be credited to rent payments for occupancy after the Effective Date.

(ii)	Commencing on the Effective Date, and during the Extension Term, the monthly rent payable by Tenant to Landlord for the two thousand, five hundred and sixty-four (2,564) square feet of space that is outside of but adjacent to the Premises, and consisting of service yards and mechanical areas (the “Service Yards”), shall be five thousand, one hundred seventy-nine dollars and twenty-eight cents ($5,179.28), which is a rate of two dollars and two cents ($2.02) per square foot per month, to be pro-rated for any fractional month in which the Effective Date, or the last day of the Extension Term, occurs.

(iii)	Commencing on the Effective Date, and during each month of the Extension Term, Tenant shall also pay to Landlord, on the same date that the monthly rent for the Premises and Service Yards is paid by Tenant to Landlord under Sections 1(i) and (ii) above, an amount that is three thousand, four hundred ninety-six dollars ($3,496) as back rent for the Service Yards for the period commencing on August 6, 2009 and ending on February 19, 2014 (the “Back Rent Period”), which is a rate of one dollar and fifty cents ($1.50) per square foot for the Service Yards for each month during the Back Rent Period. Once Tenant has paid to Landlord a total of two hundred nine thousand, seven hundred thirty-nine dollars ($209,739) under this Section 1(iii), Tenant’s payment obligation under this Section 1(iii) shall cease.

(iv)	Within thirty (30) days after the full execution and delivery of this Fourth Amendment, Tenant shall pay Landlord a lump sum amount of forty-four thousand, nine hundred ninety-eight dollars and twenty cents ($44,998.20), which amount is back rent for the Service Yards for the period commencing on April 24, 2006 and ending on August 6, 2009, which is a rate of forty-five cents ($0.45) per square foot for the Service Yards for each month during such period.

2.	Option to Extend. Without the payment of additional consideration, Tenant shall have one (1) option to further extend the term of the Lease, beyond the end of the Extension Term, for an additional five (5) year period (the “Option”). If Tenant wishes to exercise such Option, the terms and conditions set forth in Section 35 of the Lease shall apply, and the five (5) year period from February 20, 2019 until February 19, 2024 shall be treated as though it were a Second Renewal Term under Section 35 of the Lease; provided, however, that if Tenant exercises the Option, the rent for the Premises during the five (5) year period from February 20, 2019 until February 19, 2024 shall be one hundred percent (100%) of the fair market rent for the Premises at the time of the exercise of the Option, and the parties shall negotiate in good faith a reasonable rent for the Service Yards during such five (5) year period. The terms in Section 35 as to treatment of tenant improvements and laboratory improvements shall prevail as if this were the Second Renewal Term.

3.	Brokerage Commission. Landlord and Tenant acknowledge that Tenant is represented by Jeffrey Rogers of Colliers International and Landlord shall pay no commission to Mr. Rogers or Colliers International.

4.	Rights, Duties and Liabilities. All rights, duties and liabilities previously imposed by the Lease are retained. No waiver, release or defense is established except as specifically stated herein or in the Settlement Agreement.

5.	Surrender of the Premises. All of the Lease clauses pertaining to the Tenant’s Surrender obligations at the end of the term of the Lease as extended, shall remain in full force and effect and are not in any way changed or lessened by the terms of this Fourth Amendment or the Settlement Agreement.

6.	Multiple Counterparts. This Fourth Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The parties contemplate that they may be executing counterparts of this Fourth Amendment transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

7.	Miscellaneous. Except as expressly set forth herein and in the Settlement Agreement, the Lease remains unmodified and in full force and effect. The Lease as amended herein and the Settlement Agreement constitute the full and complete understanding and agreement of the parties with respect to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, made prior to or at the signing hereof (including without limitation any oral or written proposals made by or on behalf of either party to the other party), shall vary or modify the written terms of the Lease as amended herein or the Settlement Agreement . Neither party shall claim any amendment, modification, waiver or release from any provisions of the Lease as amended herein, by mutual agreement, acknowledgment or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to the Lease. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease. The Recitals set forth at the start of this Fourth Amendment, and the terms and conditions incorporated in such Recitals, are deemed integral parts of this Fourth Amendment. In the event of any inconsistency between the provisions of the Lease and this Fourth Amendment, the provisions of this Fourth Amendment shall control.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Fourth Amendment as of the Execution Date.

LANDLORD

DE ANZA ENTERPRISES, LTD.

By:	/s/ Sally Behel
Print Name: Sally Behel
Title: General Manager

TENANT

DURECT CORPORATION, a Delaware Corporation

By:	/s/ James E. Brown
Print Name: James E. Brown
Title: President & CEO

CORRECTION TO FOURTH AMENDMENT TO THE LEASE

This correction to the Fourth Amendment is entered into on October 14, 2013 and made effective as of the effective date of February 20, 2014 by and between De Anza Enterprises, LLC. (Landlord) and DURECT Corporation, a Delaware corporation (Tenant). The purpose of this document is to correct calculation errors included in the Fourth Amendment as signed by the Parties August 20, 2013. No portions of the Fourth Amendment are modified except as noted herein.

The Fourth Amendment to the Lease is amended as follows, under AGREEMENT, item 1, Rent, item iii, page 2,

(iii)Commencing on the Effective Date, and during each month of the Extension Term, Tenant shall also pay to Landlord, on the same date that the monthly rent for the Premises and Service Yards is paid by Tenant to Landlord under Sections 1(i) and (ii) of the Amendment, an amount that is three thousand eight hundred forty-six dollars ($3846) as back rent for the Service Yards commencing on August 6, 2009 and ending on February 19 2014 (the “Back Rent Period”), which is a rate of one dollar and fifty cents ($1.50) per square foot for the Service Yards for each month of the Back Rent Period. Once Tenant has paid to Landlord a total of two hundred nine thousand six hundred and seven dollars ($209,607) under this Section 1(iii), Tenant’s obligation under this Section 1(iii) shall cease.

LANDLORD

DE ANZA ENTERPRISES, LLC.

By:	/s/ Sally Behel
Print Name: Sally Behel
Title: General Manager

TENANT

DURECT CORPORATION, a Delaware Corporation

By:	/s/ Matthew J. Hogan
Print Name: Matthew J. Hogan
Title: Chief Financial Officer